UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiserv, Inc. Stock Option and Restricted Stock Plan

On November 18, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Fiserv, Inc. (the “Company”) approved an Amendment (the “Plan Amendment”) to the Fiserv, Inc. Stock Option and Restricted Stock Plan (the “Plan”) and a form of option agreement amendment for awards made thereunder (the “Stock Option Agreement Amendment”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Although awards are no longer made under the Plan, the Committee approved the Plan Amendment and Stock Option Agreement Amendment to ensure that currently outstanding awards under the Plan are exempt from Section 409A. Messrs. Yabuki, Hirsch, Neill and Warsop, each of whom is a named executive officer, have outstanding awards under the Plan. The Plan Amendment clarifies that stock options issued under the Plan will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted stock option, except in connection with an adjustment event such as a stock split or in connection with a cancellation and re-grant approved by the Company’s shareholders in advance. In addition, to ensure Section 409A compliance, the Stock Option Agreement Amendment provides that in the event of a change in control of the Company, a stock option may be cashed out for an amount equal to the difference between the highest price paid in a bona fide change in control transaction and the exercise price of the stock option.

The foregoing summary is qualified in its entirety by reference to the Plan Amendment and Stock Option Agreement Amendment filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Fiserv, Inc. Stock Option and Restricted Stock Plan

10.2	Form of Amendment to Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 24, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Fiserv, Inc. Stock Option and Restricted Stock Plan

10.2	Form of Amendment to Stock Option Agreement